UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008
MGIC Investment Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202

(Address of principal executive offices, including zip code)
(414) 347-6480

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01.	Regulation FD Disclosure.
                    On March 18, 2008, MGIC Investment Corporation (“MGIC”) issued a press release announcing that it intends, subject to market and other conditions, to commence a private placement of $325 million of convertible junior subordinated debentures due 2063 (the “debentures”) by means of a private placement to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). MGIC also expects to grant the initial purchasers an option to purchase an additional $65.0 million of debentures. Certain terms of the debentures, including the interest rate, have not yet been determined. Pursuant to Rule 135c under the Securities Act, MGIC is filing a copy of such press release as Exhibit 99 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
99	Pursuant to General Instruction B.2 to Form 8-K, MGIC Investment Corporation’s March 18, 2008 press release is furnished as Exhibit 99 and is not filed.
* * *

SIGNATURES
                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: March 18, 2008	By:	/s/ Joseph J. Komanecki

Joseph J. Komanecki
Senior Vice President, Controller and
Chief Accounting Officer

MGIC INVESTMENT CORPORATION
Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99	Press Release of MGIC Investment Corporation dated March 18, 2008. (Pursuant to General Instruction B.2 to Form 8-K, this press release is furnished and is not filed.)